Exhibit 10.2

FORM OF OPTION AGREEMENT

FOR THE PURCHASE OF SECURITIES

Almaty

JSC Kaspi.kz, a legal entity in accordance with the legislation of Kazakhstan, located at 154A Nauryzbai Batyr Street, Almaty, 050013, Kazakhstan, hereinafter referred to as the “Option Seller”, represented by Mikheil Lomtadze, Chairman of the Management Board, acting on the basis of the Charter, on the one part, and

Mr _______________ _____________, born __.__.____, passport of ________ No ____, issued by ________, on __.___.____, “Option Buyer”.

Hereinafter, if necessary, referred to in this Agreement jointly as the “Parties” and separately as the “Party”, have entered into this option agreement for the purchase of securities (the “Agreement”) on the following terms:

TAKING INTO ACCOUNT:

The terms of the Long-term Incentive Program for the Members of the Board of Directors of JSC Kaspi.kz, approved by the resolution of the Board of Directors of JSC Kaspi.kz dated September 23, 2020.

SECTION 1. GENERAL PROVISIONS.

Article 1. Terms and definitions.

1.1 For the purposes of this Agreement, unless the context of the provisions otherwise requires, the capitalised terms used in this Agreement shall have the following meanings:

1) GDRs means global depositary receipts bearing ISIN US48581R2058;

2) Completion Date means the date on which Completion actually takes place;

3) Call Date means the date on which the Option Seller receives the Call;

4) Completion means the completion of the purchase and sale of GDRs as provided for in this Agreement, in which the Option Buyer pays the Option Seller the Strike; and title to the GDRs is transferred from the Option Seller to the Option Buyer and duly registered in the Option Buyer’s name;

5) Company means Joint Stock Company Kaspi.kz, a legal entity registered and operating in accordance with the law of the Republic of Kazakhstan, state registration number 8278-1910-01-AO (BIN 081040010463);

6) Person means an individual, a legal entity, or a simple partnership;

7) Taxation or Taxes means (i) all types of taxation, including but not limited to: any payment, tax, duty, charge, withholding, or obligation levied or imposed by the republican or local government authority or by any Person; and (ii) any penalty, charge, interest, payment or expense payable in connection with any Taxation;

8) Encumbrance means any option, pledge, creditor interest, lien, obligation, claim, encumbrance, reservation, co-sale right, or other restriction that has a similar effect on any tangible or intangible property in favour of any third Party, and in relation to GDRs includes any right to manage or vote or receive dividends under any agreement or power of attorney, and which arises from transactions or from Shares;

9) Option means the right to buy GDRs owned by the Option Seller, the total number of which is ________ (_________________________) units;

10) Option Term (Option Period) means the period of time during which the Option Buyer is entitled to purchase GDRs from the Option Seller under this Agreement;

11) Premium means the Option Premium, which is the Option Seller’s remuneration paid by the Option Buyer in accordance with the terms of this Agreement;

12) Business Day means any day except weekends and official holidays in the Republic of Kazakhstan and the UK;

13) Strike means the amount of money payable by the Option Buyer to the Option Seller and specified in Article 5 of this Agreement;

14) Call means a notice sent by the Option Buyer containing:

•	a demand to sell GDRs;

•	the number of GDRs to be sold;

•	the date of dispatch;

•	the details of the Option Buyer required for the Option Seller to meet the Call;

•	the signature of the Option Buyer.

SECTION 2. OPTION.

Article 2. SUBJECT-MATTER OF THE AGREEMENT

2.1 The Option Seller sells and the Option Buyer acquires the right to buy from the Option Seller either all or a part of the GDRs free from any Encumbrances at the Strike price and upon the terms specified in this Agreement (Call Option);

Article 3. Option premium and the payment thereof.

3.1 In consideration for the right to purchase GDRs during the Option Period, the Option Buyer undertakes to pay the Option Seller a single payment in the amount of USD 100 (one hundred U.S. dollars) within 5 (five) Business Days from the date of execution of this Agreement by transferring this amount to the following bank account of the Option Seller… in …, SWIFT: ….

Article 4. The procedure for exercising the Option.

4.1 The Option Buyer may exercise its right to purchase GDRs during the Option Period by submitting a Call to the Option Seller in the following manner:

1) _______ (__________________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2020;

2) _______ (__________________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2021;

3) _______ (__________________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2022;

4) _______ (__________________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2023;

5) _______ (__________________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2024;

4.2 At the same time as submitting the Call, the Option Buyer must send an order to deposit GDRs to its broker in the amount specified in the Call and pay to the Option Seller the corresponding Strike price for the GDRs.

4.3 The Option Seller undertakes to transfer to the Option Buyer the number of GDRs specified in the call by ordering its broker to write the GDRs over to the Option Buyer within 3 Business Days from the Call Date.

SECTION 3. STRIKE.

Article 5. Strike Price and Share Price.

5.1 The Strike price shall be equal to the product of the Price of one GDR unit and the number of GDRs specified in the Call.

5.2 The price of one GDR unit at which the Option Buyer is entitled to buy a GDR from the Option Seller at the Call Date shall be USD 0.01 (one U.S. cent).

Article 6. Strike payment procedure.

6.1 The Strike price calculated in accordance with the terms of this Agreement shall be paid by the Option Buyer to the Option Seller by transferring the Strike price to the Option Seller’s bank account specified in this Agreement within 3 Business Days from the Call Date.

Article 7. Deductions and withholdings; Taxes.

7.1 The Strike price shall be paid by the Option Buyer free from any deductions or withholdings, except as required by applicable law. The Strike price includes all Taxes.

Article 8. Payment day.

8.1 The payment day shall be deemed the day when the payer sends a duly executed payment order to transfer money from the payer’s bank account in favour of the payee.

SECTION 4. WARRANTIES AND REPRESENTATIONS OF THE OPTION BUYER.

The Option Buyer hereby warrants and represents to the Option Seller as follows:

Article 9. Authority and due performance.

9.1 The Option Buyer has all the necessary powers to conclude this Agreement and to perform its obligations under this Agreement. The Option Buyer has duly authorised and concluded this Agreement, and this Agreement constitutes an effective legal obligation of the Option Buyer that may be enforced against the Option Buyer in accordance with its terms.

Article 10. No breaches.

10.1 Neither the signing nor the performance by the Option Buyer of this Agreement breaches or will breach any significant contract, obligation, court decision or order to which the Option Buyer is a party or that binds the Option Buyer’s property.

Article 11. Availability of sufficient funds to pay the Premium.

10.2 The Option Buyer has sufficient funds available to him to exercise and perform all his obligations under this Agreement, including paying the Premium.

Article 12. Availability of sufficient funds to pay the Strike.

10.3 The Option Buyer will have sufficient funds available to it to exercise and perform all obligations assumed under this Agreement, including paying the Strike.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OPTION SELLER.

The Option Seller hereby warrants and represents to the Option Buyer as follows:

Article 13. Organisation and registration of the Option Seller.

9.1 The Option Seller is a legal entity duly registered and existing in accordance with applicable law.

Article 14. Authority and due performance.

14.1 The Option Seller has all the necessary powers to conclude and perform this Agreement. This Agreement has been duly authorised and concluded by the Option Seller, and this Agreement constitutes a legally valid and enforceable obligation of the Option Seller that can be enforced against the Option Seller in accordance with its terms.

Article 15. No breaches.

15.1 Neither the conclusion of this Agreement nor the performance of a transaction under this Agreement by the Option Seller conflicts with, or will conflict with, any of the significant contracts, obligations, court decisions or orders to which the Option Seller is a party or the effect of which binds the Option Seller’s property, and does not and will not conflict with or contradict any law or regulation applicable to the Option Seller.

Article 16. Approvals and consents.

16.1 Except for such consents, permits, approvals and waivers as have already been received or those applications that have already been made, no consents, permits, approvals or waivers are required from any government agency or from any Person in connection with the conclusion and performance of this Agreement by the Option Seller.

Article 17. Legal title to the GDRs.

17.1 The Option Seller holds, and will, upon Completion, hold legal title to the GDRs free from any Encumbrances, except for Encumbrances in favour of the Option Buyer. Upon Completion, the Option Buyer will obtain title to the GDRs free from any Encumbrances, with all the associated rights under the applicable law.

SECTION 6. INDEMNITY.

Article 18. Maintenance of warranties.

18.1 The warranties provided in Sections 4 and 5 of this Agreement shall be deemed to have been re-issued at Completion.

Article 19. Indemnity.

19.1 After the Completion Date, or if Completion does not occur as a result of the actions and/or omissions of the Option Seller, the Option Seller shall indemnify the Option Buyer for any and all claims, losses, liabilities, duties, damages, costs and expenses, including expenses reasonably incurred in defending or challenging any claims (together referred to as “Losses” and separately as “Loss”) incurred by the Option Buyer if:

1) such Loss would not have been incurred if the warranties made by the Option Seller in Section 5 of this Agreement or repeated under Article 18 of this Agreement had been correct and not breached; or

2) it is the result of the Option Seller’s failure to perform any agreements or obligations to be performed by the Option Seller under this Agreement.

19.2 After Completion, or if Completion does not occur as a result of the Option Buyer’s actions and/or omissions after the Call Date, the Option Buyer shall indemnify the Option Seller for any and all Losses incurred by the Option Seller if:

1) such Loss would not have been incurred if the warranties made by the Option Buyer in Section 4 of this Agreement or repeated under Article 18 of this Agreement had been correct and not breached; or

2) it is the result of the Option Buyer’s failure to perform any agreements or obligations to be performed by the Option Buyer under this Agreement.

SECTION 7. GENERAL PROVISIONS.

Article 20. Expenses.

20.1 Regardless of the performance of the transaction provided in this Agreement, and unless otherwise expressly stated in this Agreement, both the Option Buyer and the Option Seller shall pay their own costs and expenses, Taxes, service fees, as well as the expenses of their lawyers, accountants and other representatives, incurred in connection with the transaction under this Agreement.

Article 21. Applicable law. Arbitration clause.

21.1 This Agreement, its meaning and interpretation, and the relations between the Parties shall be governed by the laws of the Republic of Kazakhstan.

21.2 If a dispute arises between the Parties and it cannot be resolved within ten Business Days from the date it arose, all disputes, controversies and claims arising in connection with the Agreement or regarding the breach, termination or invalidity thereof shall be subject to final resolution by the IUS International Court of Arbitration in accordance with its current regulations.

Article 22. Notices.

22.1 All notices and other communications required or permitted to be issued under this Agreement must be in writing and shall be deemed duly made if they are delivered in person and their receipt is confirmed by the recipient in writing or sent by registered mail (with mandatory confirmation of receipt).

22.2 Any notice or other communication delivered in person or by registered mail in accordance with the requirements set forth above shall, in all cases, be deemed to have been duly transmitted or delivered on the first Business Day after:

1) for personal delivery: the date of delivery to the addressee and the recipient’s written confirmation of receipt of the correspondence, or such time as the addressee refuses to accept it upon delivery;

2) for registered mail: the date of the delivery receipt.

Article 23. Counterparts.

23.1	This Agreement is drawn up in two counterparts, one for each Party.

Article 24. Language.

24.1 This Agreement and any modifications or amendments thereto shall be drawn up in Russian.

24.2 All notices, materials and correspondence must be in Russian.

24.3 All disputes, lawsuits, claims and legal proceedings must be conducted in Russian.

Article 25. Assignment; Debt transfer; Universal succession; Condition subsequent; Termination.

25.1 The rights and obligations under the Agreement may not be transferred to third parties.

25.2 The Agreement shall terminate in the event of the Option Buyer’s death.

25.3 The Option Seller may reject the Call if, on the date the call is dispatched, the Option Buyer has terminated the contractual relationship with the Company to perform the functions of the Company’s management body. In this case, the Agreement shall terminate from the date of the Option Seller’s rejection of the Call is sent to the Option Buyer.

Article 27. Headings.

27.1. The titles of Sections, Articles and other headings contained in the text of this Agreement are for convenience only and cannot be used to limit, reserve or interpret the provisions of this Agreement.

IN CONFIRMATION WHEREOF this Agreement is signed on behalf of each of its Parties on the date first above written.

8. LEGAL ADDRESSES AND SIGNATURES OF THE PARTIES

JSC Kaspi.kz
154A Nauryzbai Batyr Street,	_______ ___________________
Almaty, 050013, Kazakhstan

__________________________
M. Lomtadze

SUPPLEMENTARY AGREEMENT No. 1

to the OPTION AGREEMENT dated March 2, 2021

Almaty	June 1, 2023

We, the undersigned,

Joint Stock Company Kaspi.kz, BIN 081040010463, registered and operating in accordance with the legislation of the Republic of Kazakhstan, having a legal and actual address: 154A Nauryzbai Batyr Street, Almaty, 050013, Republic of Kazakhstan (the “Option Seller”), represented by the Chairman of the Management Board Mikheil Lomtadze, acting on the basis of the Charter, on the one part, and

Mr _______________ _____________, born __.__.____, passport of ________ No ____, issued by ________, on __ __ ____, (the “Option Buyer”), on the other part, collectively referred to as the “Parties”, have entered into this Additional Agreement No. 1 (the “Agreement”) to the Option Agreement dated March 2, 2021 (“Agreement”), as follows:

1.	Sub-paragraph 9 of paragraph 1.1 shall be amended to read as follows:

“Option means the right to buy GDRs owned by the Option Seller, the total number of which is ____ (___) units;”

2.	Clause 4.1 of the Agreement shall be amended to read as follows:

“The Option Buyer may exercise its right to purchase GDRs during the Option Period by submitting a Call to the Option Seller in the following manner:

1)	______ (_____________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2020;

2)	______ (_____________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2021 and until 31 December 2025;

3)	______ (_____________________) GDRs within the period from the 2nd to the 30th calendar day after the publication of JSC Kaspi.kz’s operating results for 2022 and until 31 December 2025;

4)	______ (_____________________) GDRs within the period from the 2nd calendar day after the publication of JSC Kaspi.kz’s operating results for 2023 and until December 31, 2025;

5)	______ (_____________________) GDRs within the period from the 2nd calendar day after the publication of JSC Kaspi.kz’s operating results for 2024 and until December 31, 2025;

6)	______ (_____________________) GDRs within the period from the 2nd calendar day after the publication of JSC Kaspi.kz’s operating results for 2025 and until December 31, 2026.”

3.

Within 10 (ten) Business Days from the date of signing of this Agreement by the Parties, the Option Buyer undertakes to pay the Option Seller an additional amount of one hundred (100) US dollars as the Option Premium by transferring the specified amount to the Option Seller’s following bank account: … in …, SWIFT: …

4.	The Agreement shall enter into force on the date of its signing by both Parties.

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5.	The other provisions of the Agreement not affected by this Agreement remain unchanged and the Parties confirm their obligations thereunder.

6.	This Agreement is an integral part of the Option Agreement dated March 2, 2021, concluded between the Option Seller and the Option Buyer.

DETAILS AND SIGNATURES OF THE PARTIES

JSC Kaspi.kz
154A Nauryzbai Batyr Street,	_______ ___________________
Almaty, 050013, Kazakhstan

___________________________

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